UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  May 9, 2007

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

13737 Noel Road
Dallas, Texas  75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2007, Tenet Healthcare Corporation (“Tenet” or the “Company”) filed a Current Report on Form 8-K to disclose that John Ellis “Jeb” Bush, former Governor of the State of Florida, had been named to Tenet’s board of directors effective April 11, 2007.  At the time of the filing, Mr. Bush had not yet been appointed to serve on any committees of the board of directors.

Pursuant to Instruction (2) to Item 5.02 of Form 8-K, the Company is filing this amendment to its prior report for the sole purpose of disclosing that, on May 9, 2007, Mr. Bush was appointed by the Company’s board of directors to serve as a member of the board’s nominating and corporate governance committee and quality, compliance and ethics committee.  Subsequently, Mr. Bush was elected for a one-year term as a director at Tenet’s 2007 Annual Meeting of Shareholders held on May 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: May 14, 2007